EXHIBIT 10 (i)

SUMMARY OF NONEMPLOYEE DIRECTOR COMPENSATION

On August 26, 2008, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) approved an increase in the annual cash retainer for nonemployee directors from $75,000 to $100,000, and an increase in the annual cash retainer for all Board Committee Chairpersons to $15,000 as set forth below, effective January 1, 2009. The remaining components of nonemployee director compensation remain unchanged from the amounts described in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Nonemployee Director Compensation

(Effective as of January 1, 2009)

Annual Cash Retainer	$100,000
Annual Retainer in Deferred Stock Units	$130,000
Audit Committee Chair Annual Retainer	$15,000
Governance, Organization and Nominating Committee Chair Annual Retainer	$15,000
Compensation Committee Chair Annual Retainer	$15,000
Finance Committee Chair Annual Retainer	$15,000
Special Programs Committee Chair Annual Retainer	$15,000
Lead Director	$25,000